DISTRIBUTION AGREEMENT

THIS AGREEMENT is made and entered into as of this 15th day of December, 2017, between Series Portfolios Trust, a Delaware statutory  trust (the “Trust”) and Foreside Fund Services, LLC, a Delaware limited liability company (the “Distributor”).

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and is authorized to issue shares of beneficial interest (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority (“FINRA”);

WHEREAS, the Trust desires to retain the Distributor as principal underwriter  for each series of the Trust listed on Exhibit A hereto (as amended from time to time) (each a “Fund” and together, the “Funds”);

WHEREAS, this Agreement is being presented for approval  by a vote of the Trust’s board of trustees (the “Board”), including those trustees who are not “interested persons” of the Funds, as defined in the 1940 Act (the “Disinterested Trustees”) in conformity with Section 15(c) of the 1940 Act; and

WHEREAS, the Distributor is willing to act as principal underwriter for the Funds on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Appointment of Foreside Fund Services, LLC as Distributor. The Trust hereby appoints the Distributor as its principal underwriter for the distribution of Shares of the Funds (“Fund Shares”) on the terms and conditions set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2. Duties of the Distributor.

A.
The Distributor agrees to act as the principal underwriter of the Trust for the distribution of Fund Shares, upon the terms described in each Prospectus.   As used in this Agreement, the term “Prospectus” shall mean the current prospectus, including the statement of additional information, as both may be amended or supplemented, relating to the Funds and included in the currently effective registration statement (the “Registration Statement”) of the Trust filed under the Securities Act of 1933, as amended (the “1933 Act”) and the 1940 Act.

B.	The Distributor shall use commercially reasonable efforts to distribute the Fund Shares.

C.
The Distributor shall maintain membership with the National Securities Clearing Corporation (“NSCC”) and any other similar successor organization to sponsor a participant number for the Funds so as to enable the Fund Shares to be traded through FundSERV.  The Distributor shall not be responsible for any operational matters associated with FundSERV or networking transactions.

D.
The Distributor acknowledges that it is not authorized to provide any information or make any representations other than as contained in the Prospectus and any sales literature and advertising materials specifically approved by the Trust on behalf of the applicable Fund, or the investment adviser to the Fund(s).

E.
The Distributor agrees to review all proposed advertising materials and sales literature for compliance with applicable Securities and Exchange Commission (the “SEC”)  and FINRA rules and regulations related to advertising, and shall file with appropriate regulators those advertising materials and sales literature it believes are in compliance with such laws and regulations.  The Distributor agrees to furnish to the Trust any comments provided by regulators with respect to such materials.

F.
The Distributor may, in its discretion, and shall, at the request of the Trust, enter into agreements with such qualified broker-dealers and other financial intermediaries as it may select, in order that such broker-dealers and other intermediaries also may sell Fund Shares.  The form of dealer agreement shall be approved by the Trust.  The Distributor shall not be obligated to make any payments to any broker-dealers, other financial intermediaries or other third parties, unless (i) the Distributor has received an authorized payment from the applicable Fund’s plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act (“Plan”) and (ii) such Plan has been approved by the Trust’s Board.

G.	The Distributor shall not be obligated to sell any certain number of Fund Shares.

H.
The Distributor shall monitor amounts paid under the Plan to ensure compliance with the applicable rules of FINRA and the 1940 Act regarding compensation payable pursuant to Rule 12b-1 under the 1940 Act, and shall prepare reports for the Board regarding its activities under this Agreement, as from time to time shall be reasonably requested by the Board, including, no less frequently than quarterly, reports regarding the use of 12b-1 payments paid by a Fund, if any.

I.
The Distributor shall advise the Trust promptly in writing of the initiation of any proceedings against it by the SEC or its staff, FINRA or any state regulatory authority related to the transactions in, and activities under, this Agreement.

J.
The Distributor agrees to maintain, and preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, such records as are required to be maintained by Rule 31a-1(d) under the 1940 Act. The Distributor agrees that all records which it maintains pursuant to the 1940 Act for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request; provided, however, that Distributor may retain all such records required to be maintained by Distributor pursuant to applicable FINRA or SEC rules and regulations.

K.
The Distributor agrees to maintain compliance policies and procedures (a “Compliance Program”) that are reasonably designed to prevent violations of the Federal Securities Laws (as defined in Rule 38a-1 of the 1940 Act) with respect to the Distributor’s services under this Agreement, and to provide any and all information with respect to the Compliance Program, including without limitation, information and certifications with respect to material violations of the Compliance Program and any material deficiencies or changes therein, as may be reasonably requested by the Trust’s Chief Compliance Officer or Board of Trustees.

L.
The Distributor shall promptly notify the Trust of the commencement of any litigation or proceedings against the Distributor or any of its managers, officers or directors in connection with the issue and sale of any of the Fund Shares.

3. Duties of the Trust.

A.
The Trust agrees that all orders for Fund Shares shall be made through financial intermediaries or directly to the applicable Fund or its designated agent.  Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.  The Trust or its designated agent will confirm orders and subscriptions upon receipt, will make appropriate book entries and, upon receipt of payment therefor, will issue the appropriate number of Fund Shares in uncertificated form.

B.
The Trust agrees to redeem or repurchase Fund Shares tendered by shareholders of the Funds in accordance with the Trust’s obligations in the Prospectus and the Registration Statement.  The Trust reserves the right to suspend such repurchase right upon written notice to the Distributor.

C.
The Trust shall cause the Trust’s transfer agent to create and maintain policies and procedures to ensure compliance by each Fund with all NSCC rules and regulations in connection with transactions in the Fund Shares over the FundSERV network (“Operational Plans”) and ensure that it meets all NSCC settlement obligations, including but not limited to those covered by Rule 12 of the NSCC, in connection with this Agreement (all such duties under this Section 3.C. as “Settlement Obligations”). The Trust shall notify Distributor of any breach by a Fund of any Settlement Obligation (any such breach as a “Settlement Failure”), and shall respond promptly to all written requests by Distributor for information about the current Operational Plans.

D.
The Trust or its agent shall take, or cause to be taken, all necessary action to register Fund Shares under the federal and all applicable state securities laws and to maintain an effective Registration Statement for such Fund Shares in order to permit the sale of Fund Shares as herein contemplated.  The Trust authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Fund Shares.

E.	The Trust shall advise the Distributor promptly in writing:

i.	of any material correspondence or other communication by the SEC or its staff relating to a Fund, including requests by the SEC for amendments to the Registration Statement or Prospectus;

ii.	in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

iii.
of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading;

iv.	of all actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus, which may from time to time be filed with the SEC; and

v.
in the event that it determines to suspend the sale of Fund Shares at any time in response to conditions in the securities markets or otherwise, or in the event that it determines to suspend the redemption of Fund Shares at any time as permitted by the 1940 Act or the rules of the SEC, including any and all applicable interpretations of such by the staff of the SEC.

F.	The Trust shall notify the Distributor in writing of the states in which the Fund Shares may be offered and shall notify the Distributor in writing of any changes to such information.

G.
The Trust shall file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

H.
The Trust shall fully cooperate in the efforts of the Distributor to distribute the Fund Shares.  In addition, the Trust shall keep the Distributor reasonably informed of its affairs in connection with the distribution of Fund Shares and shall provide to the Distributor, from time to time, copies of all information that the Distributor may reasonably request for use in connection with the distribution of Fund Shares, including without limitation, copies of any financial statements prepared for the Trust by its independent public accountants and such reasonable number of copies of the current Prospectus, statement of additional information and annual and interim reports to shareholders as the Distributor may reasonably request.  The Trust shall forward a copy of, or provide notice of the filing of, any SEC filings, including the Registration Statement, to the Distributor within one business day of any such filings.

I.
The Trust has reviewed and is familiar with the provisions of FINRA Rule 2830(k) prohibiting directed brokerage.  In addition, the Trust shall not enter into any agreement (whether orally or in writing) under which the Trust directs or is expected to direct its brokerage transactions (or any commission, markup or other payment from such transactions) to a broker or dealer for the promotion or sale of Fund Shares or the shares of any other investment company.  In the event the Trust fails to comply with the provisions of FINRA Rule 2830(k), the Trust shall promptly notify the Distributor.

J.
The Trust shall use its best efforts to provide, and cause each other agent or service provider to the Trust, including the Trust’s transfer agent and investment adviser, to provide, to Distributor in a timely and accurate manner all such information (and in such reasonable medium) that the Distributor may reasonably request that may be necessary for the Distributor to perform its duties under this Agreement.

K.
The Trust shall not file any amendment to the Registration Statement or Prospectus that materially amends any provision therein which pertains to Distributor, the distribution of the Fund Shares or the applicable sales loads or public offering price without giving Distributor reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to the Registration Statement or Prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

L.
The Trust shall advise the Distributor promptly in writing of the initiation of any proceedings against it by the SEC or its staff, FINRA or any state regulatory authority related to distribution activities contemplated under this Agreement.

M.
The Trust shall promptly notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its managers, officers or directors in connection with the issue and sale of any of the Fund Shares.

4. Representations and Covenants of the Trust.

A.	The Trust hereby represents, covenants, and warrants to the Distributor, which such representations, covenants and warranties shall be deemed to continue throughout the term of this Agreement, that:

i.
it is duly organized and validly existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

ii.
this Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

iii.
it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted;

iv.
there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

v.
all Fund Shares to be sold by it, including those offered under this Agreement, are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable;

vi.	the Registration Statement, and Prospectus included therein, have been prepared in conformity with the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder;

vii.
the Registration Statement (at the time of its effectiveness) and any advertisements and sales literature prepared by the Trust or its agent (excluding written information furnished by the Distributor expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor pursuant to this Agreement shall be true and correct in all material respects;

viii.
the Trust represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor.  Nothing in this Agreement shall require the sharing or provision of materials protected by privilege or limitation of disclosure, including any applicable attorney-client privilege or trade secret materials.

ix.
the Trust owns, possesses, licenses, or has other rights to use all patents, patent applications, trademarks and service marks, trademark and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, “Intellectual Property”) necessary for or used in the conduct of the Trust’s business with respect to the Funds, and for the offer, issuance, distribution and sale of the Fund Shares in accordance with the terms of the Prospectus and this Agreement, and such Intellectual Property does not and will not breach or infringe the terms of any Intellectual Property owned, held or licensed by any third party;

x.
the Trust has adopted policies and procedures pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time.  In this regard, the Trust (and relevant agents) shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent the unauthorized access to or use of, records and information relating to the Trust and the owners of the Fund Shares; and

5. Representations and Covenants of the Distributor.  The Distributor hereby represents, covenants, and warrants to the Trust, which such representations, covenants and warranties shall be deemed to continue throughout the term of this Agreement, that:

A.
It is duly organized and  validly existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

B.
This Agreement has been duly authorized, executed and delivered by the Distributor in accordance with all requisite action and constitutes a valid and legally binding obligation of the Distributor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

C.
It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

D.	It is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA; and

E.
In connection with all matters relating to this Agreement, it will comply with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of FINRA and all other applicable federal or state laws and regulations to the extent such laws, rules, and regulations relate to Distributor’s role as principal underwriter as set forth herein.

6. Compensation. The Distributor shall be entitled to no compensation or reimbursement of expenses from the Trust for the services provided by the Distributor pursuant to this Agreement.  Any such compensation or reimbursement of expenses shall be paid or reimbursed by a Fund’s investment adviser pursuant to an agreement between the investment adviser and the Distributor.

7. Expenses.

A.
The Trust shall bear all costs and expenses in connection with the registration of the Fund Shares with the SEC and its related compliance with state securities laws, as well as all costs and expenses in connection with the offering of the Fund Shares and communications with shareholders of the Funds, including but not limited to: (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses, as well as related advertising and sales literature; (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to Fund shareholders; and (iv) fees required in connection with the offer and sale of Fund Shares in such jurisdictions as shall be selected by the Trust pursuant to Section 3(E) hereof.

B.
The Distributor shall only bear the expenses relating to Distributor’s registration or qualification as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.  The Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

8. Limitation of Liability

A.
The Distributor shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by the Distributor in writing.  The Distributor shall not be liable to the Trust or any of the Trust’s shareholders for any error of judgment or mistake of law, for any loss arising out of any investment, or for any action or inaction of the Distributor in the absence of bad faith, gross negligence, or willful misfeasance in the performance of the Distributor’s duties or obligations under this Agreement or by reason of the Distributor’s reckless disregard of its duties and obligations under this Agreement.

B.	The Distributor shall not be liable for any action taken or failure to act in good faith reliance upon:

i.	the advice of the Trust, or counsel to the Trust;
ii.
any oral instruction which it receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such oral instruction (the Distributor shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction);

iii.
any written instruction or certified copy of any resolution of the Board, and the Distributor may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by the Distributor to have been validly executed; or

iv.
any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by the Distributor to be genuine and to have been signed or presented by the Trust or other proper party or parties; and the Distributor shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which the Distributor reasonably believes in good faith to be genuine.

C.
The Distributor shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, epidemic, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

9. Indemnification.

A.
The Trust shall indemnify, defend and hold the Distributor and each of its managers, officers, employees, representatives and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the “Distributor Indemnitees”), free and harmless from and against any and all claims, demands, losses, expenses and liabilities of any and every nature (including the reasonable cost of investigating or defending any alleged loss, claim, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that the Distributor Indemnitees may sustain or incur or that may be asserted against a Distributor Indemnitee by any person arising out of or related to (i) Distributor serving as principal underwriter for the Trust pursuant to this Agreement in accordance with the terms and conditions of this Agreement; (ii) the allegation of any wrongful act of the Trust or any of its directors, officers, employees or affiliates in connection with its duties and responsibilities in this Agreement;  (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement  or Prospectus, or in any annual or interim report to shareholders, or in any advertisements or sales literature prepared by the Trust (or its agent),  (iv) any omission, or alleged omission, to state a material fact required to be stated or necessary to make the statements therein not misleading in the Registration Statement, Prospectus, or in any advertisements or sales literature prepared by the Trust (or its agent);  (v) the Trust’s bad faith, gross negligence, or willful misconduct in the performance of its duties under this Agreement; (vi) the breach by the Trust of any obligation, representation or warranty contained in this Agreement; or (vii) the Trust’s failure to comply in any material respect with applicable securities laws.

The Trust does not agree to indemnify the Distributor or hold it harmless under Section 9(A)(iii) to the extent that such untrue statement of material fact or omission to state a material fact in the Prospectus or Statement of Additional Information was made by the Trust in good faith reliance upon, and in conformity with, written materials prepared by the Distributor about the Distributor and furnished to the Trust by the Distributor for inclusion in the Prospectus or Statement of Additional Information

B.
The Distributor shall indemnify, defend and hold the Trust and each of its trustees, officers, employees, representatives and any person who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the “Trust Indemnitees”), free and harmless from and against any and all Losses that the Trust Indemnitees may sustain or incur or that may be asserted against a Trust Indemnitee by any person arising out of or related to (i) the allegation of any wrongful act of the Distributor or any of its directors, officers, employees or affiliates in connection with its activities as Distributor pursuant to this Agreement; (ii) the material breach of any obligation, representation or warranty contained in this Agreement by the Distributor; (iii) the Distributor’s failure to comply in any material respect with applicable securities laws, including applicable FINRA regulations; (iv) any allegation that the Registration Statement, Prospectus, Statement of Additional Information, product description, shareholder reports, any information or materials relating to the Funds or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with written materials prepared by the Distributor about the Distributor and furnished to the Trust  by the Distributor, or (v) the Distributor’s bad faith, gross negligence, or willful misconduct in the performance of its duties under this Agreement or by reason of the Distributor’s reckless disregard of its duties and obligations under this Agreement.

C.
In no case (i) is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the indemnifying party to be liable under this Section with respect to any claim made against any indemnified party unless the indemnified party notifies the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent).

D.
Failure by the indemnified party to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought, on account of this Section, unless failure or delay to so notify the indemnifying party prejudices the indemnifying party’s ability to defend against such claim. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party. In the event that indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by them. If the indemnifying party does not elect to assume the defense of any suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by them.

E.
No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of Section 9(A) or 9(B) above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld.  No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action. This Section 9 shall survive the termination of this Agreement.

F.	No party to this Agreement shall be liable to the other parties for consequential, special or punitive damages under any provision of this Agreement.

G.
No person shall be obligated to provide indemnification under this Section 9 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of FINRA; provided however that, in such event indemnification shall be provided under this Section 9 to the maximum extent so permissible.

10. Dealer Agreement Indemnification.

A. Each party acknowledges and agrees that certain large and significant broker-dealers, such as, without limitation,  Merrill Lynch, UBS, and Morgan Stanley (all such brokers-dealers referred to herein as the “Brokers”), require that Distributor enter into certain dealer agreements (the “Non-Standard Dealer Agreements”) that contain certain representations, undertakings and indemnification that are not included in the standard form of dealer agreement approved by the Fund’s Board (“Standard Dealer Agreement”).

B. To the extent that the Distributor, subject to the review and approval by the Trust,  enters into  any Non-Standard Dealer Agreement, the Trust shall indemnify, defend and hold the Distributor Indemnitees free and harmless from and against any and all Losses that any Distributor Indemnitee may incur arising out of or relating to (a) any breach by Foreside of its duties or obligations under a Non-Standard Dealer Agreement to the extent that such duties or obligations are not enumerated as duties and obligations of Foreside in the Standard Dealer Agreement; (b) any representations made by the Distributor in any Non-Standard Dealer Agreement to the extent that the Distributor is not required to make such representations in the Standard Dealer Agreement; or (c) any indemnification provided by the Distributor under a Non-Standard Dealer Agreement to the extent that such indemnification is beyond the indemnification the Distributor provides to intermediaries in the Standard Dealer Agreement.  In no event shall anything contained herein be so construed as to protect the Distributor Indemnitees against any liability to the Trust or its shareholders to which the Distributor Indemnitees would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of Distributor’s obligations or duties under the Non-Standard Dealer Agreement or by reason of Distributor’s reckless disregard of its obligations or duties under the Non-Standard Dealer Agreement.

11. Proprietary and Confidential Information.  Each party hereto agrees on behalf of itself and its managers, officers, and employees to treat confidentially and as proprietary information of the other parties, all records and other information relative to the other parties, and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder (which, for the avoidance of doubt, includes responding to reasonable requests for information by the applicable Fund’s investment adviser), except (i) after prior notification to and approval in writing by the other party, which approval shall not be unreasonably withheld and may not be withheld where the party requesting to disclose confidential information pursuant to this Section may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted legal, regulatory, or self-regulatory authorities, or (iii) when so requested by the  other party.  Records and other information which have become known to the public through no wrongful act of either party or any of their respective  employees, agents or representatives, and information that was already in the possession of a party prior to receipt thereof from the other party or its agent, shall not be subject to this paragraph.

Further, the parties will adhere to the applicable provisions of the Gramm-Leach-Bliley Act, as may be modified from time to time, and Regulation S-P, as amended.  Each party shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information shared under this Agreement.

12. Compliance with Laws & Anti-Money Laundering Compliance.

A.
Each of Distributor and Trust acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering.  Each party represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects.

B.
Each of Distributor and Trust agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto (“AML Operations”).  Distributor undertakes that it will grant to the Trust, the Trust’s anti-money laundering compliance officer and appropriate regulatory agencies, reasonable access to copies of Distributor’s AML Operations, and related books and records to the extent they pertain to the Distributor’s services hereunder.  It is expressly understood and agreed that the Trust and the Trust’s compliance officer shall have no access to any of Distributor’s AML Operations, books or records pertaining to other clients or services of Distributor.

C.
For the avoidance of doubt, the Trust has and retains primary responsibility for all compliance matters relating to the Funds, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2001 and the policies and limitations of the Funds relating to their portfolio investments as set forth in its Prospectus and statement of additional information.  Nothing in this Agreement shall relieve the Trust of its responsibilities for assuring such compliance or the Board of Trustee’s oversight responsibility with respect thereto.

13. Term of Agreement; Amendment; Assignment.

A.
This Agreement shall become effective with respect to each Fund listed on Exhibit A hereof as of the date such Fund commences operations and, with respect to any other Fund, on the date that is the later of (i) the date as of which an amendment to Exhibit A to this Agreement relating to that Fund is executed, or (ii) the date such Fund commences operations.  Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof.  Thereafter, if not terminated, this Agreement shall continue in effect automatically as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by: (i) the Trust’s Board, or (ii) the vote of a “majority of the outstanding voting securities” of a Fund, and provided that in either event, the continuance is also approved by a majority of Disinterested Trustees, by a vote cast in person at a meeting called for the purpose of voting on such approval.

B.
Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund: (i) through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the parties, or (iii) upon not less than 60 days’ written notice, by either the Trust upon the vote of a majority of Disinterested Trustees, or by vote of a “majority of the outstanding voting securities” of a Fund, or upon not less than 90 days’ written notice by the Distributor.

C.
The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Trust.  If required under the 1940 Act, any such amendment must be approved by the Trust’s Board, including a majority of Disinterested Trustees, by a vote cast in person at a meeting for the purpose of voting on such amendment.  In the event that such amendment affects the Advisor, the written instrument shall also be signed by the Advisor.  This Agreement will automatically terminate in the event of its “assignment.” In addition, this Agreement shall automatically terminate with respect to a Fund on the date such Fund formally ceases operations.

D.	As used in this Section, the terms “majority of the outstanding voting securities,” “interested person,” and “assignment” shall have the same meaning as such terms have in the 1940 Act.

E.	Sections 8, 9, 10, 11, 13(E), 16, and 20 of the Agreement shall survive termination of this Agreement.

14. Reserved.

15. Duties in the Event of Termination.

In the event that, in connection with termination, a successor to any of the Distributor’s duties or responsibilities hereunder is designated by the Trust, the Distributor shall reasonably cooperate in the transfer of such duties and responsibilities to such successor.

16. Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.  To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

17. No Agency Relationship.  Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

18. Services Not Exclusive.  Nothing in this Agreement shall limit or restrict the Distributor from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

19. Invalidity.  Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

20. Notices.  Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by electronic mail or facsimile transmission to the other parties’ respective addresses as set forth below:

(i) To Distributor:	(ii) To the Trust:
Foreside Fund Services, LLC Attn: Legal Department Three Canal Plaza, Suite 100 Portland, ME 04101 Telephone: (207) 553-7110 Facsimile: (207) 553-7151 Email:legal@foreside.com	Series Portfolios Trust U.S. Bancorp Fund Services, LLC ATTN: Fund Administration 615 E. Michigan Street Milwaukee, WI 53202 Email: john.hedrick@usbank.com

21. Multiple Originals.  This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

The parties hereby agree that the Distribution Services provided by Foreside Fund Services, LLC will commence on or after December 29, 2017.

SERIES PORTFOLIOS TRUST	FORESIDE FUND SERVICES, LLC

By: /s/John J. Hedrick	By: /s/Mark A. Fairbanks

Name: John J. Hedrick	Name: Mark A. Fairbanks

Title: President	Title: Vice President

Exhibit A
to the
Distribution Agreement

Fund Names

Separate Series of Series Portfolios Trust

Name of Series
MProved Systematic Long-Short Fund
MProved Systematic Merger Arbitrage Fund
MProved Systematic Multi-Strategy Fund

A-1